                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

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                       PURCHASE AND CONTRIBUTION AGREEMENT

                          dated as of February 7, 2005

                                 by and between

                              PMC COMMERCIAL TRUST,
                                    as Seller

                                       and

                               PMC CONDUIT, L.P.,
                                  as Purchaser

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

ARTICLE I DEFINITIONS......................................................    1

    Section 1.1. Incorporation of Defined Terms............................    1
    Section 1.2. Additional Definitions....................................    1
    Section 1.3. Other Definitional Provisions.............................    5

ARTICLE II PURCHASE AND CONVEYANCE OF LOANS................................    5

    Section 2.1. Purchases.................................................    5
    Section 2.2. Loan Documents............................................    7
    Section 2.3. Document Defects..........................................    9
    Section 2.4. Repurchase of Defective Loans.............................    9
    Section 2.5. Substitutions.............................................   10

ARTICLE III CONSIDERATION AND PAYMENT......................................   11

    Section 3.1. Payment for the Purchases.................................   11
    Section 3.2. Payments and Computations, Etc............................   12

ARTICLE IV REPRESENTATIONS AND WARRANTIES..................................   12

    Section 4.1. Representations and Warranties of the Seller..............   12
    Section 4.2. Representations and Warranties Relating to the Loans......   16
    Section 4.3. Representations and Warranties of the Purchaser...........   16

ARTICLE V COVENANTS OF THE SELLER..........................................   17

    Section 5.1. Seller Covenants..........................................   17

ARTICLE VI INDEMNITIES.....................................................   23

    Section 6.1. Indemnities...............................................   23
    Section 6.2. Other Costs and Expenses..................................   24

ARTICLE VII CONDITIONS PRECEDENT...........................................   25

    Section 7.1. Conditions to the Purchaser's Obligations.................   25

ARTICLE VIII PURCHASE TERMINATION EVENTS...................................   25

    Section 8.1. Purchase Termination Events...............................   25

ARTICLE IX MISCELLANEOUS PROVISIONS........................................   27

    Section 9.1. Waivers and Amendment.....................................   27
    Section 9.2. GOVERNING LAW.............................................   27
    Section 9.3. CONSENT TO JURISDICTION...................................   27
    Section 9.4. WAIVER OF JURY TRIAL......................................   28
    Section 9.5. Notices...................................................   28
    Section 9.6. Severability of Provisions................................   28
    Section 9.7. Payments; Waiver of Set-Off...............................   28
    Section 9.8. Counterparts..............................................   29
    Section 9.9. Binding Effect; Third-Party Beneficiaries.................   29
    Section 9.10. Merger and Integration...................................   29
    Section 9.11. Headings.................................................   29
    Section 9.12. Schedules and Exhibits...................................   29
    Section 9.13. Survival of Representations and Warranties...............   29
    Section 9.14. Protection of Ownership Interests of Purchaser...........   30
    Section 9.15. Confidentiality..........................................   31

Section 9.16. Bankruptcy Petition.......................................  31
Section 9.17. Term......................................................  31

Exhibit A    Form of Subsequent Transfer Agreement

Schedule 1   Places of Business; Locations of Records; Federal Tax I.D. Numbers
Schedule 2   Loan Schedule
Schedule 3   Notice Addresses

                       PURCHASE AND CONTRIBUTION AGREEMENT

            PURCHASE AND CONTRIBUTION AGREEMENT, dated February 7, 2005, by and between PMC COMMERCIAL TRUST, a Texas real estate investment trust ("PMC" or the "Seller") and PMC CONDUIT, L.P., a Delaware limited partnership (the "Purchaser").

                               W I T N E S S E T H

            WHEREAS, the Purchaser desires to acquire, by way of purchase and contribution, certain Loans and related rights and assets owned by the Seller;

            WHEREAS, the Seller desires to sell and otherwise transfer certain Loans and related rights and assets to the Purchaser;

            WHEREAS, it is contemplated that the Loans transferred hereunder will be pledged by the Purchaser to Agent for the benefit of the Secured Parties pursuant to the Credit and Security Agreement;

            WHEREAS, the Seller agrees that all covenants and agreements made by the Seller herein with respect to the Loans shall also be for the benefit of the Agent for the benefit of the Secured Parties;

            NOW, THEREFORE, it is hereby agreed by and between the Purchaser and the Sellers as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1. Incorporation of Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit and Security Agreement referred to below or, if not defined therein, in the Servicing Agreement referred to below.

            Section 1.2. Additional Definitions. The following words and phrases shall have the following meanings:

            "Addition Date" has the meaning specified in Section 2.1(b).

            "Additional Loan" has the meaning specified in Section 2.1(b).

            "Agent" means JPMorgan Chase Bank, in its capacity as agent under the Credit and Security Agreement, and any successor thereto in such capacity.

            "Agreement" means this Purchase and Contribution Agreement, as amended, restated, supplemented or otherwise modified from time to time.

            "Closing Date" means February 7, 2005.

            "Conveyance" means any sale, transfer, assignment, contribution or conveyance to the Purchaser pursuant to this Agreement or any Subsequent Transfer Agreement (including, without limitation, any substitution pursuant to Section 2.5).

            "Conveyance Papers" means this Agreement, any Subsequent Transfer Agreement and any other document or instrument delivered pursuant hereto and thereto.

            "Credit and Security Agreement" means the Credit and Security Agreement dated as of the Closing Date among the Purchaser, PMC Conduit, LLC, the Servicer, Jupiter Securitization Corporation, as "Conduit Lender", the financial institutions from time to time party thereto as "Alternate Lenders" and the Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Cut-Off Date" means February 1, 2005.

            "Defective Loan" means any Purchased Loan subject to repurchase or substitution by the Seller pursuant to Article II or Section 4.2.

            "Indemnified Amounts" has the meaning specified in Section 6.1.

            "Indemnified Party" has the meaning specified in Section 6.1.

            "Initial Loan" means any Loan set forth in the Loan Schedule as of the Closing Date.

            "Initial Purchased Assets" has the meaning specified in Section 2.1(a).

            "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy covering a Loan or Mortgaged Property, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to th restoration or repair of the related Mortgaged Property or (iii) released to the Obligor in accordance with the Servicer's normal servicing procedures.

            "Loan" means a loan originated by the Seller to an Obligor to finance or refinance the acquisition, construction, development or renovation of real or personal property by such Obligor.

            "Loan Documents" means the instruments and documents listed in
Section 8.1 of the Credit and Security Agreement pertaining to a particular Loan and any additional instruments or documents required to be added to the Loan File pursuant to the Credit and Security Agreement or the Servicing Agreement.

            "Loan File" means the Loan Documents either (i) set aside and held in trust by the Seller as custodian and bailee for the Agent or (ii) delivered to the Agent, in either case, pursuant to Section 8.1 of the Credit and Security Agreement.

            "Loan Schedule" means, as of any date, the schedule of Loans set forth herein as Schedule 2 (as amended from time to time in accordance with the terms hereof), which schedule shall set forth for each Loan: (i) the Principal Balance thereof as of the Cut-Off Date (or, for any Loans in which the Purchaser acquires an interest after the Closing Date, as of the applicable Transfer
Date), (ii) the account number, (iii) the original principal amount, (iv) the name of each Obligor, (v) the Loan Rate, (vi) lien position, (vii) property state, (viii) property zip code, (ix) property type and (x) Loan-to-Value Ratio. The Loan Schedule may be amended from time to time pursuant to Sections 2.1(h).

            "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of the Seller and its Subsidiaries, (ii) the ability of the Seller to perform its obligations under this Agreement and the other Transaction Documents, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Purchaser's ownership interest in the Purchased Assets, or (v) the collectibility of the Purchased Loans generally or of any material portion of the Purchased Loans.

            "Mortgage" means a mortgage, deed of trust, security agreement, assignment of leases and rents or other instruments given as security for a Underlying Note, together with any and all riders, addenda, amendments, supplements or other modifications thereto.

            "Mortgaged Property" means the real property and improvements thereon securing a Loan.

            "Obligor" means the Person or Persons obligated to repay the indebtedness evidenced by an Underlying Note or any Person that has acquired a Mortgaged Property and assumed the obligations of the Obligor under such Underlying Note and the related Mortgage.

            "Officer's Certificate" means a certificate signed by the President, an Executive Vice President, the Chief Financial Officer, the General Counsel, a Senior Vice President, a Vice President, the Treasurer, Assistant Treasurer, the Secretary, an Assistant Secretary or any other authorized officer of the Seller, as the case may be, and delivered to the Purchaser and the Agent.

            "Principal Balance" means, with respect to any Loan and any day, the related Principal Balance as of the Cut-Off Date (or, in the case of a Loan in which the Purchaser acquires an interest after the Closing Date, as of the applicable Transfer Date), minus all collections or other proceeds applied to reduce the principal balance of such Loan in accordance with the terms of the Servicing Agreement.

            "Purchased Loan" means, as of any date, any Loan that has been (or is to be) transferred, assigned and/or contributed to the Purchaser pursuant to this Agreement and the other Conveyance Papers (whether by way of substitution or otherwise), together with the related Loan Documents, exclusive of Loans that have been reconveyed to the Seller on or prior to such date in accordance with the terms of this Agreement. The Purchased Loans at any time shall be identified on the Loan Schedule.

            "PMC Entities" has the meaning specified in Section 5.1(i).

            "Purchased Assets" means all Initial Purchased Assets and Subsequent Transfer Assets, exclusive of any such assets relating to Deleted Loans that have been reconveyed to the Seller pursuant to this Agreement.

            "Purchase Price" means, (i) with respect to any Initial Loan, an amout equal to the Principal Balance of such Loan as of the Cut-Off Date and
(ii) with respect to any Additional Loan, the Principal Balance of such Loan as of the related Transfer Date.

            "Purchase Termination Event" has the meaning specified in Section
8.1.

            "Purchaser" has the meaning specified in the preamble to this Agreement.

            "Repurchase Price" means, with respect to any Defective Loan, an amount equal to the "Purchase Price" under and as defined in the Credit Agreement.

            "Seller" has the meaning specified in the preamble to this Agreement.

            "Servicer" means PMC, in its capacity as servicer under the Servicing Agreement, and any successor thereto in such capacity.

            "Servicing Agreement" means that certain Servicing Agreement of even date herewith among the Purchaser, the Servicer and the Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Subsequent Loan" means any Additional Loan or Substitute Loan.

            "Subsequent Transfer Agreement" means an agreement among one or more Sellers and the Purchaser, in the form of Exhibit A, relating to the transfer to the Purchaser of any Additional Loans or Substitute Loans.

            "Subsequent Transfer Assets" means, with respect to any Subsequent Loan, (i) such Subsequent Loan and the Principal Balance related thereto as of the related Transfer Date, (ii) all payments in respect of interest and principal received, collected or otherwise recovered on or after the applicable Transfer Date and all other proceeds received (including Insurance Proceeds) with respect to such Subsequent Loan on or after such Transfer Date, (iii) all Loan Documents and other Records relating to such Subsequent Loan, (iv) all property that secures such Subsequent Loan, including all escrow, deposits, income, interest, profits or other payments paid or payable with respect thereto and any and all insurance policies relating thereto, (v) all guaranties, letters of credit, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Subsequent Loan whether pursuant to the Loan Documents related to such Loan or otherwise, (vi) all insurance policies that relate to such Subsequent Loan or Mortgaged Property related thereto and (vii) all proceeds (including, without limitation, "proceeds" as defined in Article 9 of the UCC as in effect in the State of New York) of any of the foregoing.

            "Substitute Loan" means a Loan substituted for a Defective Loan or a Defaulted Loan pursuant to Section 2.5.

            "Substitution Date" has the meaning specified in Section 2.5(b).

            "Supplemental Loan Schedule" has the meaning specified in Section 2.5(b).

            "Transfer Date" means the Closing Date, each Substitution Date and each Addition Date.

            "Underlying Note" means, with respect to a Mortgage, the promissory note, deed of trust note or other evidence of indebtedness evidencing the indebtedness of the related Obligor under a Loan, including any and all amendments, supplements or modifications thereto.

            Section 1.3. Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the same meanings defined when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (c) All determinations of the principal or finance charge balance of the Loans, and of any collections thereof, shall be made in accordance with the Servicing Agreement.

                                   ARTICLE II
                        PURCHASE AND CONVEYANCE OF LOANS

            Section 2.1. Purchases.

            (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, except as otherwise set forth herein, all of its right, title and interest in, to and under (i) each Initial Loan and the Principal Balance related thereto as of the Cut-Off Date, (ii) all payments in respect of interest and principal received, collected or otherwise recovered on or after the Cut-Off Date and all other proceeds received (including Insurance Proceeds) with respect to each Initial Loan on or after the Cut-Off Date, (iii) all Loan Documents and other Records relating to the Initial Loans, (iv) all property that secures an Initial Loan, including all escrow, deposits, income, interest, profits or other payments paid or payable with respect thereto and any and all insurance policies relating thereto, (v) all guaranties, letters of credit, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Initial Loan whether pursuant to the Loan Documents related to such Loan or otherwise, (vi) all insurance policies that relate to any Initial Loan or Mortgaged Property related thereto and (vii) all proceeds (including, without limitation, "proceeds" as defined in Article 9 of the UCC as in effect in the State of New York) of any of the foregoing (collectively, the "Initial Purchased Assets").

            (b) From time to time hereafter, so long as the Amortization Date has not occurred and no Amortization Event has occurred and is continuing, the Seller may in its sole discretion agree to sell, transfer, assign, set over and otherwise convey to the Purchaser, and the Purchaser may in its sole discretion agree to purchase from the Seller, additional Loans pursuant to a Subsequent Transfer Agreement (any additional Loans so purchased being "Additional Loans") on the terms and conditions set forth herein. In the event the Purchaser elects to purchase an Additional Loan from the Seller, the Seller shall provide to the Purchaser and the Agent, on the date such purchase is to occur (the "Addition Date"), an Officer's Certificate of the Seller (i) stating that no Amortization Event shall have occurred and be continuing, (ii) stating that each Additional Loan being purchased by the Purchaser on such Addition Date is an Eligible Loan, and that all conditions precedent to such purchase specified herein have been satisfied, (iii) attaching as an exhibit a Supplemental Loan Schedule setting forth for each Additional Loan the same type of information as appears on the Loan Schedule and representing and warranting that such information is true and correct and (iv) stating that the representations and warranties contained in
Section 4.2 are true and correct with respect to each Additional Loan to be purchased by the Purchaser on and as of such Addition Date. Concurrently with the transfer of any Additional Loans to the Purchaser pursuant to this Agreement, Schedule 2 to this Agreement shall be deemed to be amended to include the information set forth on the Supplemental Loan Schedule with respect to such Additional Loans, and all references in this Agreement and the other Conveyance Papers to the Purchased Loans shall include such Additional Loans.

            (c) The parties hereto intend that each Conveyance shall constitute an absolute sale or contribution, conveying good title to the relevant Purchased Assets free and clear of any Liens from the Seller to the Purchaser and that the Purchased Assets shall not be part of the Seller's estate in the event of the insolvency of the Seller or a conservatorship, receivership or similar event with respect to the Seller. In the event that, notwithstanding such intention, any Conveyance is characterized by a court of competent jurisdiction as a pledge or a financing rather than a sale or any Conveyance shall for any reason be ineffective or unenforceable, the Seller shall be deemed to have granted to the Purchaser, and the Seller hereby does grant to the Purchaser, a security interest in all of the Seller's right, title and interest in, to and under the Purchased Assets, whether now owned or hereafter acquired, in order to secure all of the Seller's obligations hereunder. For purposes of the foregoing, this Agreement shall constitute a security agreement under applicable law.

            (d) In connection with the Conveyances, the Seller agrees (i) to record and file, at its own expense, any financing statement (and continuation statements with respect to such financing statements when applicable) with respect to the Purchased Loans now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyances of such Purchased Assets from the Seller to the Purchaser, (ii) such financing statement shall name the Seller, as seller, and the Purchaser, as purchaser, of the Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to the Purchaser and the Agent promptly upon becoming available after the applicable Transfer Date.

            (e) In connection with the Conveyances hereunder, the Seller will, at its own expense, within two (2) Business Days after the applicable Transfer Date with respect to the related Purchased Loans (i) indicate in its computer files or microfiche lists that the applicable Purchased Assets have been sold to the Purchaser on such Transfer Date and that the Purchaser has granted to the Agent a first priority perfected security interest in such Purchased Assets by including an appropriate code for such Loans in such computer file and microfiche list and (ii) deliver to the Purchaser and the Agent a computer file or electronic or magnetic tape list containing a true and complete list of all such Purchased Loans specifying for each such Purchased Loan, as of the related Cut-Off Date with respect to any Initial Loan and as of the applicable Transfer Date with respect to any Subsequent Loan, the items required to be included in the Loan Schedule. The Seller further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any of the Purchased Loans purchased by the Purchaser during the term of this Agreement unless and until the related Purchased Loans have been reconveyed to the Seller in accordance with this Agreement. In addition, the Seller shall maintain in its internal written records documents which indicate that the Purchased Assets have been sold to the Purchaser pursuant to this Agreement and that the Purchaser has granted a security interest in such Purchased Assets in favor of the Agent under the Credit and Security Agreement.

            (f) Notwithstanding anything herein to the contrary, no Conveyance may be made pursuant to this Agreement unless it complies with the Credit and Security Agreement as then in effect.

            (g) The Seller, promptly following the transfer of (i) a Deleted Loan from the Purchaser to the Seller in accordance with Section 2.4 or 2.5 or
(ii) a Substitute Loan or Additional Loan to the Purchaser pursuant to this
Section 2.1 or Section 2.5, as the case may be, shall amend the Loan Schedule in accordance with such Section and deliver a copy of such amended Schedule to the Purchaser and the Agent and make appropriate entries in their general account records to reflect such transfer and the addition of any Substitute Loan or Additional Loan, as applicable.

            Section 2.2. Loan Documents.

            (a) On or prior to each Transfer Date, and at all times thereafter (except as provided herein), the Seller shall prepare and, subject to Section 2.2(b) below, hold in trust, as custodian and bailee for the Agent, each of the documents and instruments specified in Section 8.1 of the Credit and Security Agreement with respect to each Loan to be purchased by the Purchaser from the Seller on such date.

            (b) The Seller hereby represents and warrants, as of the Closing Date and as of each Transfer Date, that the Seller is in possession of all Loan Documents with respect to the Purchased Loans and all such Loan Documents are included in the related Loan File. Prior to the occurrence of an Amortization Event, the Seller shall so long as it is acting as Servicer under the Servicing Agreement be entitled to maintain possession of the foregoing Loan Files as custodian and bailee for the benefit of the Agent. In the event, however, that possession of any such Loan Files is required by any Person (including the Agent) acting as Servicer pursuant to the Servicing Agreement in order to carry out the duties of the Servicer thereunder, then such Servicer shall be entitled to request delivery, at the expense of the Seller, of such Loan Files and to retain such Loan Files for servicing purposes. The Seller shall promptly comply with any request so made.

            (c) The Seller hereby represents and warrants to the Purchaser that the Seller has made the appropriate entries in its general accounting records, to indicate that the Purchased Loans have been transferred to the Purchaser and constitute part of the Purchased Assets in accordance with the terms of this Agreement.

            (d) Not later than ten (10) Business Days after the occurrence and during the continuance of an Amortization Event, the Seller shall deliver to the Agent with respect to each Purchased Loan:

            (i) the original Underlying Note, endorsed in blank, with all intervening endorsements showing a complete chain of title from the Seller to the Purchaser, or a copy of such original Underlying Note with an accompanying Lost Note Affidavit;

            (ii) the original Mortgage (or, to the extent the Original Mortgage is not available, a certified copy or duplicate original), with evidence of recording thereon; provided, that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Purchaser a true copy of such original Mortgage, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver to the Purchaser the original recorded mortgage promptly upon receipt thereof;

            (iii) the original attorney's opinion of title or the original policy of title insurance (or, to the extent not available, a certified copy thereof); provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall deliver to the Purchaser a copy of such original policy or a title insurance binder or commitment for the issuance of such policy;

            (iv) an original Assignment of Mortgage, with evidence of recording thereon, evidencing a complete chain of title of the applicable Mortgage from the Seller to the Purchaser, provided, that if such original Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Purchaser a true copy of such original Assignment of Mortgage, together with a certificate of the Seller certifying that such original Assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver to the Borrower any such original Assignments of Mortgage promptly upon receipt thereof; and

            (v) originals of all assumption and modification agreements, if any

In the event any such Loan File relating to one or more Purchased Loans is not so delivered to the Agent within such ten (10) Business Day period, the Seller shall be obligated to repurchase such Purchased Loan at the related Purchase Price in accordance with Section 2.4.

            (e) Each of the Purchaser and the Agent is hereby appointed as the attorney-in-fact of the Seller with the power to prepare, execute and record Assignments of Mortgages and endorsements to Underlying Notes in the event that the Seller fails to do so on a timely basis as provided in this paragraph.

            (f) If, at any time, the Purchaser, the Servicer or the Agent finds any document constituting a part of the Loan File not to have been executed or received or to be unrelated to the Purchased Loans identified in the Loan Schedule or, if in the course of its review, the Purchaser, the Servicer or the Agent determines that such Loan File does not include any of the documents required to be included therein pursuant to this Section 2.2 or is otherwise defective in any material respect, the Purchaser, the Servicer or the Agent, as the case may be, shall notify the Seller, and the Seller shall have a period of fifteen (15) Business Days after such notice within which to either (i) correct or cure any such defect or (ii) to purchase such Purchased Loan at the related Purchase Price in accordance with Section 2.4 or substitute an Eligible Substitute Loan therefor in accordance with Section 2.5; provided, that is the Seller is diligently attempting to cure such defect and such defect is reasonably capable of being cured, then the Seller shall have an additional five
(5) Business Days to effect such cure or purchase.

            Section 2.3. Document Defects. If the Seller is given notice of an omission or defect under Section 2.2 and the Seller does not correct or cure such omission or defect within the fifteen (15) Business Day period or twenty
(20) Business Day period, whichever is applicable, following such notice, the Seller shall be obligated to either (i) purchase the related Purchased Loan from the Purchaser at the Repurchase Price in accordance with Section 2.4 or (ii) substitute an Eligible Substitute Loan for such Purchased Loan in accordance with Section 2.5.

            Section 2.4. Repurchase of Defective Loans. The Repurchase Price for any Defective Loan which is to be purchased by the Seller pursuant to this
Article II or Section 4.2 shall be deposited in the Collection Account no later than (i) the Business Day prior to the Settlement Date immediately following the date on which such obligation arises and (ii) the Business Day prior to any Transfer Date immediately following the date on which such obligation arises. Upon receipt by the Agent of evidence confirming that such Repurchase Price has been so remitted or deposited, the related Loan File shall be released to the Seller and the Agent shall execute and deliver such instruments of release, prepared by and at the expense of the Seller, in each case without recourse, representation or warranty, as shall be necessary to release the Agent's security interest therein. Upon such release, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to the relevant Defective Loans, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Defective Loan pursuant to this Section 2.4.

            Section 2.5. Substitutions.

            (a) On or before the date on which the Seller would otherwise be required to repurchase a Defective Loan under this Article II or Section 4.2, so long as no Amortization Event has occurred and is continuing, the Seller may transfer and assign to the Purchaser, in accordance with this Section 2.5 and subject to the conditions set forth in Article VII, one or more Eligible Substitute Loans in substitution for any one or more of such Defective Loans. In addition, so long as no Amortization Event has occurred and is continuing, the Seller may, in its sole discretion, transfer and assign to the Purchaser, in accordance with this Section 2.5 and subject to the conditions set forth in
Article VII, one or more Eligible Substitute Loans in substitution for any one or more Defaulted Loans. In connection with any such substitution for a Defective Loan or Defaulted Loan, the Servicer shall, pursuant to the Servicing Agreement, calculate the Substitution Adjustment, if any, and the Seller shall deposit such amount to the Collection Account on or before the applicable Substitution Date. Notwithstanding anything herein to the contrary, no substitution may be made pursuant to this Section 2.5 at any time on or after the Amortization Date.

            (b) The Seller shall provide the Servicer, the Purchaser and the Agent with not less than five Business Days' prior written notice of their intention to effect a substitution under this Section 2.5. On the date such substitution is to occur (the "Substitution Date"), (i) the Purchaser and the Seller shall execute and deliver to the Agent a Subsequent Transfer Agreement covering the Eligible Substitute Loans which are to be substituted for the Deleted Loans and (ii) the Seller shall (1) deliver to the Purchaser and the Agent a list of the Deleted Loans to be substituted for by such Eligible Substitute Loans, (2) deliver to the Purchaser and the Agent an Officer's Certificate of the Seller (A) stating that no Amortization Event shall have occurred and be continuing, (B) stating that the aggregate Principal Balance (determined as of the applicable Substitution Date) of all Eligible Substitute Loans that have been substituted for Defaulted Loans since the date of the most recent Term Securitization, or, if no Term Securitization has occurred, since the Closing Date (including the Eligible Substitute Loans being substituted on such Substitution Date but excluding Eligible Substitute Loans substituted for Defective Loans pursuant to clause (a) above) does not exceed an amount equal to 15% of the highest Pool Principal Balance since the date of the most recent Term Securitization, or, if no Term Securitization has occurred, since the Closing Date, (C) stating that each Loan being substituted on that Substitution Date is an Eligible Substitute Loan and that all conditions precedent to such substitution specified in this Section 2.5 and Article VII have been satisfied and attaching as an exhibit a supplemental Loan schedule (a "Supplemental Loan Schedule") setting forth for each Substitute Loan the same type of information as appears on the Loan Schedule and representing and warranting that such information is true and correct and (D) stating that the representations and warranties contained in Section 4.2 are true and correct with respect to each Substitute Loan on and as of such Substitution Date, and (4) deliver to the Purchaser and the Agent a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account. Upon receipt of the foregoing and confirmation of the contents thereof, the Agent shall, at the expense of the Purchaser and pursuant to the Credit and Security

Agreement, release its security interest in such Deleted Loans without recourse, representation or warranty. Upon such release, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to the relevant Deleted Loans, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Deleted Loans pursuant to this Section 2.5.

            (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.5(a) and (b) above and the transfer of such Substitute Loans to the Purchaser in accordance with this Section 2.5, Schedule 2 to this Agreement shall be deemed to be amended to exclude all Deleted Loans being replaced by such Substitute Loans and to include the information set forth on the Supplemental Loan Schedule with respect to such Substitute Loans, and all references in this Agreement and the other Conveyance Papers to Purchased Loans shall include such Substitute Loans.

                                  ARTICLE III
                            CONSIDERATION AND PAYMENT

            Section 3.1. Payment for the Purchases.

            (a) The Purchase Price for the Conveyance of Loans (other than any Loans contributed to Purchaser's capital) by the Seller on the Closing Date shall be payable in full by the Purchaser to the Seller on the Closing Date, and shall be paid to the Seller in the following manner:

            (i) first, by delivery of immediately available funds, to the extent of funds made available to the Purchaser in connection with a Borrowing by the Purchaser under the Credit and Security Agreement or other cash on hand; and

            (ii) second, by accepting such Loans as a contribution to the Purchaser's capital in an amount equal to the remaining unpaid balance of such Purchase Price.

            (b) With respect to any Loans sold or contributed hereunder after the Closing Date, such Loans shall be transferred to the Purchaser and on such date of Purchase, the Purchaser shall pay the Purchase Price therefor to the Seller in the following manner:

            (i) first, by delivery of immediately available funds, to the extent of funds made available to the Purchaser in connection with a Borrowing by the Purchaser under the Credit and Security Agreement or other cash on hand;

            (ii) second, at the Seller's election as described below by accepting a contribution to Buyer's capital in an amount equal to the remaining unpaid balance of such Purchase Price.

            (c) Each contribution of a Loan by the Seller to the Purchaser shall be deemed to be a Conveyance of such Loan by the Seller to the Purchaser for all purposes of this Agreement. The Purchaser hereby acknowledges that the Seller shall have no obligation to make further capital contributions to the Purchaser in respect of the Seller's equity interest in the Purchaser or otherwise, in order to provide funds to pay the Purchase Price to the Seller under this Agreement or for any other reason.

            Section 3.2. Payments and Computations, Etc. All amounts to be paid or deposited by the Purchaser hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the Seller designated from time to time by the Seller or as otherwise directed by the Seller. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest on such unpaid amount at the Base Rate until paid in full. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            Section 4.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to, and agrees with, the Purchaser as of the Closing Date and as of each Transfer Date, that:

            (a) Existence and Power. The Seller's jurisdiction of organization is correctly set forth in the preamble to this Agreement. The Seller is duly organized under the laws of that jurisdiction and no other state or jurisdiction. The Seller is validly existing and in good standing under the laws of its state of organization. The Seller is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

            (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by the Seller of this Agreement and each other Conveyance Paper to which it is a party, and the performance of its obligations hereunder and thereunder and the Seller's use of proceeds of purchases made hereunder, are within its powers and authority and have been duly authorized by all necessary action on its part. This Agreement and each other Conveyance Paper to which the Seller is a party has been duly executed and delivered by the Seller.

            (c) No Conflict. The execution and delivery by the Seller of this Agreement and each other Conveyance Paper to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its organizational documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Lien on assets of the Seller or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Seller of this Agreement and each other Conveyance Paper to which it is a party and the performance of its obligations hereunder and thereunder.

            (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Seller's knowledge, threatened, against or affecting the Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.

            (f) Binding Effect. This Agreement and each other Conveyance Paper to which the Seller is a party constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (g) Accuracy of Information. All information heretofore furnished by the Seller or any of its Affiliates to the Purchaser, the Agent or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any of its Affiliates to the Purchaser, the Agent or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or be otherwise misleading in light of the circumstances under which such information was furnished.

            (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (i) Good Title. After giving effect to each Conveyance hereunder, the Purchaser shall be the legal and beneficial owner of the Loans and other Purchased Assets, free and clear of any Lien, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Purchaser's ownership interest in each Loan and the other Purchased Assets.

            (j) Places of Business and Locations of Records. The principal places of business and chief executive office of the Seller and the offices where it keeps all of its Records are located at the address listed on Schedule 1 or such other locations of which the Purchaser and the Agent have been notified in accordance with Section 5.1(m) in jurisdictions where all action required by Section 9.14 has been taken and completed. The Seller's Federal Employer Identification Number and state organizational identification number are correctly set forth on Schedule 1.

            (k) Material Adverse Effect. Since December 31, 2003, no event has occurred that would have a Material Adverse Effect

            (l) Names. The name in which the Seller has executed this Agreement is identical to the name of the Seller as indicated on the public record of its state of organization which shows the Seller to have been organized. In the past five (5) years, the Seller has not used any names, trade names or assumed names other than the name in which it has executed this Agreement and the names set forth on Schedule 1.

            (m) Ownership. The Seller owns 100% of the issued and outstanding limited partnership interests of the Purchaser. All such general partnership interests and limited partnership interests are validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire any equity interest of the Purchaser.

            (n) Not a Holding Company or an Investment Company. The Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

            (o) Compliance with Law. The Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            (p) Compliance with Collection Policy. The Seller has complied in all material respects with the Collection Policy with regard to each Loan and the related Loan Documents, and has not made any change to such Collection Policy other than as permitted under Section 5.1(n) and in compliance with the notification requirements in Section 5.1(a)(vii).

            (q) Collection Information. The Seller has instructed all Obligors with respect to each Loan sold or conveyed hereunder, not later then one Business Day after such sale or conveyance, to remit all Collections with respect to such Loan to the Lockbox Account. The Lockbox Account is the only account to which Obligors have been instructed to remit payments with respect to the Loans. The Seller has not granted any Person, other than the Purchaser or the Agent "control" (within the meaning of Section 9-102 of any applicable enactment of the UCC) of the Lockbox Account or the right to take control of the Lockbox Account at a future time or upon the occurrence of a future event. The conditions and requirement set forth in Article III of the Servicing Agreement have at all times been satisfied and duly performed.

            (r) Solvency. The Seller (i) is not "insolvent" (as such term is defined in Section 101(32)(A) of the Federal Bankruptcy Code, (ii) is able to pay its debts as they become due and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

            (s) Payments to Seller. With respect to each Loan transferred to the Purchaser hereunder, the Purchase Price received by the Seller constitutes reasonably equivalent value in consideration thereof. No Conveyance has been made for or on account of an antecedent debt owed by the Seller to the Purchaser and no such Conveyance is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

            (t) No Purchase Termination Event. Immediately after giving effect to each Conveyance, no Purchase Termination Event has occurred.

            (u) Financial Statements.

                  (i) The consolidated balance sheet of the Seller and its consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers L.L.P., fairly present, in conformity with GAAP, the consolidated financial position of the Seller and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (ii) The unaudited consolidated balance sheet of the Seller and its consolidated Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of income and cash flows for the six months then ended, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (i) above, the financial position of the Seller and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

            (v) Transaction Documents. The Transaction Documents represent all agreements between the Seller and the Purchaser relating to the transfer of Loans except for other agreements related to the transactions that are permitted by Section 5.1(r).

            (w) Accounting. The Seller accounts for the transactions contemplated by this Agreement as a sale from the Seller to the Purchaser except to the extent that such sales are not recognized under GAAP due to consolidated financial reporting.

            (x) REIT Status. As of the Closing Date, the Seller is a "a real estate investment trust".

            (y) Transfer Agreement. The Transfer Agreement is the only agreement pursuant to which the Seller has acquired Loans. With respect to each Loan transferred to the Seller under the Transfer Agreement, the Seller has given reasonably equivalent value to the applicable seller in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Subsidiary of the Seller of any Loan under the Transfer Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

            Section 4.2. Representations and Warranties Relating to the Loans.

            (a) The Seller hereby represents and warrants to the Purchaser as of each Transfer Date with respect to each Loan it sells on such date (and to the extent expressly stated below at such other time) that, as to such Loan:

                  (i) this Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the applicable Loans, all monies due or to become due with respect thereto, and all proceeds of such Loans and all other property specified in the definition of "Purchased Assets" relating to such Loans;

                  (ii) such Loan is an Eligible Loan; and

                  (iii) such Loan is not subject to any servicing agreements with any third-party servicers or subservicers.

            (b) With respect to the representations and warranties set forth in the Eligibility Criteria that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Servicer, the Purchaser or the Agent that the substance of such representation and warranty is inaccurate then, notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty for purposes of this Section 4.2.

            (c) Upon discovery by the Seller, the Servicer, the Purchaser or the Agent of a breach of any of the representations and warranties set forth in the Eligibility Criteria, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, the party discovering such breach shall give prompt written notice to the other parties. Not later than fifteen (15) Business Days following of its discovery or its receipt of notice of breach, the Seller shall jointly and severally be obligated to either (i) cure such breach or (ii) purchase such Loan from the Purchaser at the applicable Purchase Price in accordance with Section 2.4 or substitute an Eligible Substitute Loan for such Loan in accordance with Section 2.5; provided, that is the Seller is diligently attempting to cure such defect and such defect is reasonably capable of being cured, then the Seller shall have an additional five (5) Business Days to effect such cure or purchase.

            Section 4.3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the Closing Date and as of each Transfer Date, that:

            (a) Existence and Power. The Purchaser is validly existing and in good standing under the laws of its state of organization.

            (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by the Purchaser of this Agreement and each other Conveyance Paper to which it is a party, and the performance of its obligations hereunder and thereunder, are within its corporate powers and authority and have been duly authorized by all necessary limited partnership action on its part. This Agreement and each other Conveyance Paper to which the Purchaser is a party has been duly executed and delivered by the Purchaser.

            (c) No Conflict. The execution and delivery by the Purchaser of this Agreement and each other Conveyance Paper to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of limited partnership or limited partnership agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in any case, where such contravention or violation could not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Purchaser of this Agreement and each other Conveyance Paper to which it is a party and the performance of its obligations hereunder and thereunder.

            (e) Binding Effect. This Agreement and each other Conveyance Paper to which the Purchaser is a party constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            The representations and warranties set forth in this Article IV shall survive the Conveyance of the Loans to the Purchaser and termination of the rights and obligations of the Purchaser and the Seller under this Agreement.

                                   ARTICLE V
                             COVENANTS OF THE SELLER

            Section 5.1. Seller Covenants. The Seller hereby covenants and agrees with the Purchaser as follows:

            (a) Reporting. The Seller will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                  (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and a statement of cash flows) of the Seller for such fiscal year certified in a manner acceptable to the Agent by independent public accountants of recognized national standing;

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of the Seller as at the close of each such period and statements of income and a statement of cash flows for the Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer;

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV to the Credit and Security Agreement signed by the Seller's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be;

                  (iv) Statements and Reports. Promptly upon the furnishing thereof to the equity owners of the Seller copies of all financial statements, reports and proxy statements so furnished;

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular periodic reports and reports on Forms 10-K or 10-Q which the Seller files with the Securities and Exchange Commission;

                  (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or any Lender, copies of the same;:

                  (vii) Change in Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Collection Policy, a copy of the Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectibility of the Purchased Loans or materially decrease the credit quality of any newly created Loans, requesting the Purchaser's and the Agent's consent thereto.

                  (viii) Location of Records. At least thirty (30) days prior to the relocation of its Records during the term of this Agreement, the Seller shall deliver to the Agent an updated Schedule 1 which shall list the addresses of all offices where Records will be kept as of such date.

                  (ix) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Purchased Loans or the condition or operations, financial or otherwise, of the Seller as the Purchaser or the Agent may from time to time reasonably request in order to protect the interests of the Purchaser or the Agent and the Lenders under or as contemplated by the Transaction Documents.

            (b) Notices. The Seller will notify the Purchaser and the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Purchase Termination Events. The occurrence of any Purchase Termination Event or event that with the giving of notice or lapse of time or both would constitute a Purchase Termination Event, accompanied by a statement of an Authorized Officer of the Seller;

                  (ii) Judgments and Proceedings. (A) The entry of any judgment or decree against the Seller or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Seller and its Subsidiaries could reasonably be expected to have a Material Adverse Effect and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect;

                  (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement for borrowed money pursuant to which the Seller is a debtor or an obligor that could reasonably be expected to have a Material Adverse Effect; and

                  (v) Downgrade. Any downgrade in the rating of any Indebtedness of the Seller or any Subsidiary thereof by Moody's or S&P, setting forth the Indebtedness affected and the nature of such change.

            (c) Compliance with Laws and Preservation of Existence. The Seller will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

            (d) Audits. The Seller will furnish to the Purchaser and the Agent from time to time such information with respect to it and the Loans as the Purchaser or the Agent may reasonably request. The Seller will, from time to time during regular business hours as requested by the Purchaser or the Agent upon reasonable notice and at the sole cost of the Seller (subject, in the case of the Agent, to the limitations set forth in the Credit and Security Agreement), permit the Purchaser or Agent, or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller relating to the Purchased Assets, including, without limitation, the related Loan Documents, and
(ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's financial condition or the Purchased Assets or the Seller's performance under any of the Conveyance Papers or the Seller's performance under the Loan Documents and, in each case, with any of the officers or employees of the Seller having knowledge of such matters; provided, that prior to the occurrence of a Purchase Termination Event, the Seller shall be obligated to pay the cost of only one audit during any twelve-month period beginning on the date hereof or any anniversary date hereof.

            (e) Keeping and Marking of Records and Books.

                  (i) The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Loans in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Purchased Loans (including, without limitation, records adequate to permit the immediate identification of all collections of and adjustments to each Loan). The Seller will give the Purchaser and the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) The Seller will within two (2) Business Days after the date hereof, mark its master data processing records and other books and records relating to the Purchased Loans with a legend, acceptable to the Purchaser and the Agent, describing the Purchaser's ownership in the Purchased Assets and the Agent's security interest in the Purchased Assets.

            (f) Compliance with Loan Documents and Collection Policy. The Seller will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Loan Documents related to the Purchased Loans, and (ii) comply in all respects with the Collection Policy in regard to each Purchased Loan and the related Loan Documents.

            (g) Location of Records. The Seller will keep its chief place of business and chief executive office and the offices where it keeps the Records at (i) the address(es) of the Seller referred to on Schedule 1 or (ii) upon 30 days' prior written notice to the Agent, at any other location in the United States where all actions reasonably requested by the Purchaser or the Agent to protect and perfect the interests of the Purchaser, the Agent and the Lenders in the Purchased Loans and the other Purchased Assets have been taken and completed.

            (h) Ownership. The Seller will take all necessary action to vest legal and equitable title to the Purchased Assets irrevocably in Purchaser, free and clear of any Liens (other than Liens in favor of the Purchaser and the Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Purchaser's interest in such Purchased Assets and such other action to perfect, protect or more fully evidence the interest of Purchaser therein as the Purchaser or the Agent may reasonably request.

            (i) Lenders' Reliance. The Seller acknowledges that the Lenders are entering into the transactions contemplated by the Transaction Documents in reliance upon Purchaser's identity as a legal entity that is separate from the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Lender may from time to time reasonably request, to maintain the Purchaser's identity as a separate legal entity and to make it manifest to third parties that Purchaser is an entity with assets and liabilities distinct from those of the Seller, the Servicer or any Affiliates thereof (other than the Purchaser, collectively, the "PMC Entities") and not just a division of any PMC Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all actions necessary on its part in order to ensure compliance with the covenants set forth in Section 7.1(k) of the Credit and Security Agreement.

            (j) Collections. Not later than one (1) Business Day after the Purchaser has acquired a Loan hereunder, the Seller shall instruct all Obligors with respect to such Pool Loan to remit all Collections with respect to such Pool Loan to the Lockbox Account by check, wire transfer or electronic funds transfer. In the event that the Seller shall receive any Collections relating to a Purchased Loan, the Seller shall receive such funds in trust for the Purchaser and the Agent and shall deposit such funds in the Lockbox Account no later than the second Business Day following the date such Transaction Party obtains knowledge of such receipt. The Seller will take all steps necessary to comply with the requirements of Section 3.3 of the Servicing Agreement.

            (k) Taxes. The Seller will file all material tax returns and reports required by law to be filed by it and will promptly pay all material taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            (l) Remarketing of REO Property. The Seller will cooperate with the Servicer and use its reasonable efforts to assist the Servicer in the remarketing of any REO Property.

            (m) Name Change and Offices. The Seller will not change its name, identity, jurisdiction of organization or structure (within the meaning of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Purchaser's ownership interest in the Purchased Assets, unless it shall have: (i) given the Purchaser and the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Purchaser and the Agent all financing statements, instruments and other documents requested by the Purchaser or the Agent in connection with such change or relocation.

            (n) Modifications to Loan Documents and Collection Policy. The Seller will not make any change to the Collection Policy that could materially and adversely affect the collectibility of the Purchased Loans or materially decrease the credit quality of any newly created Loans. Except as provided in the Servicing Agreement, the Seller will not extend, amend or otherwise modify the terms of any Purchased Loan or any Loan Documents related thereto.

            (o) Sales, Liens. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Purchased Assets, or assign any right to receive income with respect thereto (other than, in each case, the Conveyances provided for herein), and the Seller will defend the right, title and interest of the Purchaser in, to and under any of the Purchased Assets, against all claims of third parties claiming through or under the Seller.

            (p) Prohibition on Additional Negative Pledges. The Seller will not enter into or assume any agreement (other than this Agreement and the other Conveyance Papers) prohibiting the creation or assumption of any Lien upon the Purchased Assets as contemplated by the Conveyance Papers, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Conveyance Papers.

            (q) Change in Payment Instructions to Obligors. The Seller will not make any change in its instructions to Obligors regarding making payments in respect of the Purchased Loans by check, wire transfer or electronic funds transfer to the Lockbox Account.

            (r) Limitation on Transactions with the Purchaser. Enter into, or be a party to any transaction with the Purchaser, except for:

                  (i) the transactions contemplated by this Agreement and the other Transaction Documents; and

                  (ii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Purchaser than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

            (s) Merger or Consolidation. The Seller shall not consolidate with or merge into any other corporation or other Person or convey or transfer its properties and assets substantially as an entirety or ownership to any Person, unless:

                  (i) the resulting entity formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets or ownership of the Seller substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Agent in form satisfactory to the Agent, the performance of every covenant and obligation of the Seller hereunder;

                  (ii) no Change of Control or other Purchase Termination Event would result therefrom.

            (t) Treatment as Sales. The Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as the sale and/or absolute conveyance of the Purchased Loans by the Seller to the Purchaser.

                                   ARTICLE VI
                                   INDEMNITIES

            Section 6.1. Indemnities. Without limiting any other rights that the Purchaser or any other Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify (and pay upon demand to) the Purchaser, the Agent, Conduit Lender, each of the Alternate Lenders and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any of the following:

                  (i) any representation or warranty made by the Seller (or any officers of the Seller) under or in connection with this Agreement, any other Conveyance Paper or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Purchased Loan or Loan Document related thereto, or the nonconformity of any Purchased Loan or Loan Document included therein with any such applicable law, rule or regulation or any failure of the Seller to keep or perform any of its obligations, express or implied, with respect to any Loan Document;

                  (iii) any failure of the Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Conveyance Paper;

                  (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy of an Obligor or a dispute, claim offset of defense arising out of acts or omissions by any party other than the Seller occurring after the applicable Transfer Date) of an Obligor to the payment of any Purchased Loan (including, without limitation, a defense based on such Purchased Loan or the related Loan Document not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                  (v) the commingling of any collections of Purchased Loans at any time with other funds;

                  (vi) any investigation, litigation or proceeding related to or arising from this Agreement or any other Conveyance Paper, the transactions contemplated hereby, the use of the proceeds of any purchase hereunder, the Purchased Assets or any other investigation, litigation or proceeding relating to the Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (vii) any inability to litigate any claim against any Obligor in respect of any Purchased Loan as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (viii) any Amortization Event;

                  (ix) any failure of the Purchaser to acquire and maintain legal and equitable title to, and ownership of any of the Purchased Assets from the Seller, free and clear of any Lien (other than as created under the Transaction Documents);

                  (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, and the proceeds thereof, whether at the time of any Conveyance or at any subsequent time;

                  (xi) any action or omission by the Seller which reduces or impairs the rights of the Purchaser with respect to any Purchased Assets or the value of any Purchased Assets;

                  (xii) any attempt by any Person to void any Conveyance or the Purchaser's ownership interest in the Purchased Assets under statutory provisions or common law or equitable action; and

                  (xiii) any environmental claim or liability relating to or arising out of any Mortgaged Property or REO Property;

provided, however, that the Seller shall not be required to indemnify any Indemnified Party to the extent of any amounts (x) resulting from the gross negligence or willful misconduct of such Indemnified Party, (y) constituting credit recourse for the failure of an Obligor to pay a Purchased Loan or (z) constituting net income or franchise taxes that are imposed by the United States or the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof.

            Section 6.2. Other Costs and Expenses. The Seller shall pay to Purchaser on demand all reasonable costs and out-of-pocket expenses of the Indemnified Parties, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other Conveyance Papers delivered hereunder and in connection with any restructuring or workout of this Agreement or such Conveyance Papers.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

            Section 7.1. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase any Loan or accept the substitution of any Loan on any Transfer Date shall be subject to the satisfaction of the following conditions:

            (a) The representations and warranties set forth in Sections 4.1 and
4.2 shall be true and correct as of such date (both before and after giving effect to such Conveyance);

            (b) The Seller shall have delivered to the Purchaser and the Agent a computer file or electronic or magnetic tape list containing a true and complete list of all information specified in Section 2.1(e) hereof and shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

            (c) The Seller shall have prepared for recording and filing, at its expense, any financing statement with respect to the Purchased Loans now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as would be necessary to perfect the sale of such Purchased Loans from the Seller to the Purchaser, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser and the Agent;

            (d) In the case of any purchase of Additional Loans or substitution of Substitute Loans, (i) the Agent shall have received a Subsequent Transfer Agreement duly executed and completed by the Seller and the Purchaser and (ii) all other conditions to such purchase or substitution set forth in the Credit and Security Agreement shall have been satisfied;

            (e) All of the conditions to the initial Advance under the Credit and Security Agreement shall have been satisfied or waived in accordance with the terms thereof and, with respect to any Addition Date, all of the conditions to any Advance to be made on such Addition Date shall have been satisfied or waived in accordance with the terms thereof;

            (f) No Purchase Termination Event shall have occurred and be continuing or would result therefrom; and

            (g) Each of the Purchaser and the Agent shall have received from the Seller copies of all documents (including, without limitation, records of company proceedings) relevant to the transactions herein contemplated as the Purchaser or the Agent may reasonably have requested.

                                  ARTICLE VIII
                           PURCHASE TERMINATION EVENTS

            Section 8.1. Purchase Termination Events. If any one or more of the following events (each a "Purchase Termination Event") shall occur:

            (a) The Seller shall fail to make any payment or deposit required to be made by it hereunder when due and such failure shall continue unremedied for two (2) Business Days; or

            (b) Any representation, warranty, certification or statement made by the Seller hereunder or in any other document delivered pursuant hereto shall prove to have been incorrect when made or deemed made; provided, that a breach of any representation or warranty made by the Borrower with respect to one or more Loans pursuant to Section 4.2 shall not constitute a Purchase Termination Event hereunder if the Seller either (i) cures such breach, (ii) purchases such Purchased Loan from the Purchaser at the applicable Repurchase Price in accordance with Section 2.4 or (iii) substitutes an Eligible Substitute Loan for such Loan in accordance with Section 2.5; or

            (c) The Seller shall fail to perform or observe any covenant or agreement (i) set forth in Section 5.1(a)(iv), 5.1(a)(vi), 5.1(a)(viii), 5.1(c), 5.1(e) or 5.1(k) and such failure shall continue for thirty (30) consecutive days or (ii) under any Transaction Document (other than as referred to in clause
(i) of this paragraph (c) or Section 8.1(a)) and such failure shall continue unremedied for five (5) Business Days; or

            (d) (i) The Seller fails to make any payment in respect of any Indebtedness of the Seller when due, (ii) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to permit any holder of Indebtedness of the Seller to cause (whether or not it elects to cause) any of such Indebtedness to become due before its stated maturity or regularly scheduled payment dates, or (iii) any of such Indebtedness is declared to be due and payable or required to be prepaid by the Seller before its stated maturity; or

            (e) An Event of Bankruptcy shall occur with respect to the Seller;
or

            (f) A Change of Control shall occur with respect to the Seller; or

            (g) The Seller fails, within 10 days after entry, to pay, bond, or otherwise discharge any one or more judgments or orders for the payment of money (not paid or fully covered by insurance) in excess of $1,000,000 (individually or collectively) or the equivalent thereof in another currency or currencies, or any warrant of attachment, sequestration, or similar proceeding against the Seller's assets having a value (individually or collectively) of $1,000,000 or the equivalent thereof in another currency or currencies, which is not either
(i) stayed on appeals; (ii) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of the Seller in accordance with GAAP, or (iii) dismissed by a court of competent jurisdiction; or

            (h) This Agreement or any other Transaction Document shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller and the Purchaser or either of the Seller or the Purchaser shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability thereof; or

            (i) The Purchaser shall cease to have a valid and perfected first priority security interest in the Purchased Assets; or

            (j) The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Tax Code with regard to any assets of the Seller and such Lien shall not have been released within fifteen (15) Business Days after the Seller obtains notice thereof, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any assets of the Seller; or

            (k) An Amortization Event shall occur under the Credit and Security Agreement;

then, in any such event, no further Conveyances of Additional Loans or Eligible Substitute Loans may be made to the Purchaser hereunder. Notwithstanding any cessation of Conveyances hereunder, Purchased Assets transferred to the Purchaser prior to the occurrence of such Amortization Date and principal collections and interest collections on the Loans, insurance proceeds and other proceeds in respect of such Loans whenever received, shall continue to be property of the Purchaser.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

            Section 9.1. Waivers and Amendment. No failure or delay on the part of the Purchaser or any other Indemnified Party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Seller, the Buyer and the Agent.

            Section 9.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTEREST OF THE PURCHASER IN ANY OF THE PURCHASED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Section 9.3. CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION

IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE PURCHASER OR ANY OTHER INDEMNIFIED PARTY TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE SELLER AGAINST THE PURCHASER OR ANY OTHER INDEMNIFIED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

            Section 9.4. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

            Section 9.5. Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on
Schedule 3 or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto and to the Agent. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof or (ii) if given by any other means, when received at the address specified in this Section 9.5.

            Section 9.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement or such Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such Conveyance Paper.

            Section 9.7. Payments; Waiver of Set-Off. The Seller expressly acknowledges and agrees that any amounts payable by the Seller to the Purchaser hereunder shall be deposited directly into the Collection Account. All such amounts shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds. If the Seller fails to pay or deposit any such amount when due, the Seller shall pay to the Purchaser, on demand, interest on such amount from the time when such amount became due until the date such amount is paid or deposited in full in accordance with the terms hereof, at a rate of interest (computed for the actual number of days elapsed based on a year of 360 days) equal to the Default Rate; provided, that in no event shall such rate exceed the maximum rate permitted by applicable law. The obligations and liabilities of the Seller under this Agreement and the Conveyance Papers (collectively, the "Seller Obligations") shall not be subject to deduction of any kind or type, except by payment in full of the amount thereof in accordance with the terms thereof. The Seller hereby waives any right it may now or at any time hereafter have to set-off any Seller Obligation against any obligation of the Purchaser (including, without limitation, any obligation of the Purchaser in respect of the payment of the Purchase Price for any Purchased Assets).

            Section 9.8. Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Conveyance Paper by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement or such Conveyance Paper, as the case may be.

            Section 9.9. Binding Effect; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Agent. The Purchaser may assign all or any part of its rights and obligations hereunder without the consent of the Seller and such assignees may (except as otherwise agreed to by such assignees) further assign, or grant security interests in, their rights under this Agreement without the consent of the Seller. All such assignees and secured parties and the other Indemnified Parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights, remedies and powers under this Agreement and the Conveyance Papers to the same extent as if they were parties hereto, subject to the terms of their agreement with the Purchaser. Without limiting the generality of the foregoing, the Seller hereby acknowledges that the Purchaser has granted a security interest in all such rights, remedies and powers to the Agent pursuant to the Credit and Security Agreement. The Seller agrees that the Agent (for the benefit of the Secured Parties) shall, subject to the terms of the Credit and Security Agreement, have the right to enforce this Agreement and to exercise directly all of the Purchaser's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Purchaser to be given or withheld hereunder) and the Seller agrees to cooperate fully with the Agent in the exercise of such rights, remedies and powers.

            Section 9.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

            Section 9.11. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            Section 9.12. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

            Section 9.13. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or any other Conveyance Papers, or contained in certificates of officers of the Seller submitted pursuant hereto, or contained in any assignment permitted hereunder, shall remain operative and in full force and effect and shall survive each Conveyance hereunder and each conveyance of, or grant of a security interest in, the related Purchased Assets by the Purchaser to any other Person.

            Section 9.14. Protection of Ownership Interests of Purchaser.

            (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Purchaser or the Agent may reasonably request, to perfect, protect, defend or more fully evidence the ownership interest of the Purchaser (and its assigns) in the Purchased Assets, or to enable the Purchaser and the Agent to exercise and enforce their rights and remedies hereunder (including, without limitation, to enforce any of the Purchased Loans). At any time after the occurrence and during the continuance of a Purchase Termination Event, the Purchaser or the Agent may notify the Obligors of Purchased Loans, at the Seller's expense, of the ownership of the Purchaser and/or security interests of the Agent in the Purchased Loans and may also direct that payments of all amounts due or that become due under any or all Purchased Loans be made directly to the Agent or its designee.

            (b) If the Seller fails to perform any of its obligations hereunder, the Purchaser or the Agent may (but shall not be required to) perform, or cause performance of, such obligations, and the Purchaser's or the Agent's costs and expenses incurred in connection therewith shall be payable by the Seller pursuant to Section 6.2. The Seller irrevocably authorizes each of the Purchaser and the Agent at any time and from time to time in the sole discretion of the Purchaser or the Agent, and appoints each of the Purchaser and the Agent as its attorney-in-fact, to act on behalf of the Seller (i) to execute on behalf of the Seller and to file and record assignments of Mortgages, financing statements and other instruments and documents necessary or desirable in the Purchaser's or the Agent's reasonable discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser and its assigns in the Purchased Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Loans as a financing statement in such offices as the Agent or the Purchaser in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Purchaser's ownership interest in the Purchased Assets. This appointment is coupled with an interest and is irrevocable. The Seller hereby authorizes the Purchaser and the Agent to file financing statements and other filing or recording documents with respect to the Purchased Loans and other Purchased Assets (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of the Seller, in such form and in such offices as the Purchaser or the Agent reasonably determines appropriate to perfect or maintain the perfection of the ownership interest of the Purchaser in the Purchased Assets. The Seller acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Purchased Loans or other Purchased Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Purchaser and the Agent, consenting to the form and substance of such filing or recording document. The Seller approves, authorizes and ratifies any filings or recordings made by or on behalf of the Purchaser or the Agent in connection with the perfection of the ownership interests in favor of the Purchaser in the Purchased Assets.

            Section 9.15. Confidentiality.

            (a) Each of the Seller and the Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and the Conduit Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each of the Seller and the Purchaser and its officers and employees may disclose such information to such Person's external accountants and attorneys (it being understood that such parties to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) and as required by any applicable law or order of any judicial or administrative proceeding. Anything herein to the contrary notwithstanding, each of the Seller and the Purchaser and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

            (b) Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it to the extent permitted under Section 14.5(b) of the Credit and Security Agreement.

            Section 9.16. Bankruptcy Petition. The Seller hereby covenants and agrees that, prior to the date that is one year and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            Section 9.17. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the date after the Final Payout Date on which all Purchased Loans shall have either collected in full or become written off as uncollectible; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Seller pursuant to Article IV and (ii) the indemnification and payment provisions of Article VI and the provisions of Section 9.16 shall be continuing and shall survive any termination of this Agreement.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   PMC COMMERCIAL TRUST, as Seller

                                   By: /s/ JAN F. SALIT
                                       ----------------------------
                                   Name:   Jan F. Salit
                                   Title:  Executive Vice President

                                   PMC CONDUIT, L.P., as Purchaser

                                   By: PMC Conduit, LLC,
                                       its General Partner

                                   By: /s/ JAN F. SALIT
                                       -----------------------------
                                   Name:   Jan F. Salit
                                   Title:  Executive Vice President

                           Signature Page to Purchase and Contribution Agreement

                                                                       EXHIBIT A

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

            This SUBSEQUENT TRANSFER AGREEMENT, dated as of ________, 200__ (the "Transfer Date"), is entered into by and between PMC Commercial Trust (the "Seller") and PMC Conduit, L.P. (the "Purchaser").

                             PRELIMINARY STATEMENTS

            Reference is hereby made to that certain Purchase and Contribution Agreement dated February 7, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") between the Seller and the Purchaser. Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Purchase Agreement or, if not defined therein, in the Credit and Security Agreement or Servicing Agreement referred to therein.

            Pursuant to the Purchase Agreement, the Seller may from time to time sell, transfer, assign, set over and otherwise convey Subsequent Loans to the Purchaser. The Purchase Agreement provides that each such Conveyance of Subsequent Loans be evidenced by the execution and delivery of an agreement such as this Subsequent Transfer Agreement.

            The assets sold to the Purchaser pursuant to this Subsequent Transfer Agreement consist of all of the Seller's right, title and interest in, to and under the Subsequent Transfer Assets relating to the Subsequent Loans identified on Schedule A attached hereto.

            The aggregate Principal Balance of such Loans as of the related Transfer Date is $__________.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            Section 1. Sale, Assignment and Transfer. In consideration of the [receipt of the related Purchase Price][reconveyance of Deleted Loans to be made on the Transfer Date in connection with a substitution under Section 2.5 of the Purchase Agreement], the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse except as provided in the Purchase Agreement, all of its right, title and interest in, to, and under the Subsequent Transfer Assets relating to the Subsequent Loans identified on Schedule A attached hereto, whether now existing or hereafter arising.

            Section 2. Representations and Warranties of the Seller. With respect to each Subsequent Loan, the Seller hereby makes each of the representations and warranties set forth in Sections 4.1 and 4.2 of the Purchase Agreement, on which the Purchaser relies in accepting the Subsequent Loans. Such representations and warranties shall survive the Conveyance of the Subsequent Loans to the Purchaser.

            Section 3. Amendment. This Subsequent Transfer Agreement may be amended from time to time by the Seller and the Purchaser only with the prior written consent of the Agent.

            Section 4. Binding Effect; Third-Party Beneficiaries. This Subsequent Transfer Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns as set forth in the Purchase Agreement.

            Section 5. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            Section 6. Schedule. Schedule A attached hereto and referred to herein shall constitute a part of this Subsequent Transfer Agreement and is incorporated into this Subsequent Transfer Agreement for all purposes.

            Section 7. Intent of the Parties; Security Agreement. The parties hereto intend that the Conveyance contemplated hereby shall constitute an absolute sale, conveying good title to the Subsequent Transfer Assets from the Seller to the Purchaser and that the Subsequent Transfer Assets shall not be part of the Seller's estate in the event of the insolvency of the Seller or a conservatorship, receivership or similar event with respect to the Seller. In the event that, notwithstanding such intention, the Conveyance contemplated hereby is characterized by a court of competent jurisdiction as a pledge or a financing rather than a sale or such Conveyance shall for any reason be ineffective or unenforceable, the Seller shall be deemed to have granted to the Purchaser, and the Seller hereby does grant to the Purchaser, a security interest in all of the Seller's right, title and interest in, to and under the Subsequent Transfer Assets, whether now owned or hereafter acquired, in order to secure all of the Seller's obligations hereunder and under the Purchase Agreement. For purposes of the foregoing, this Subsequent Transfer Agreement shall constitute a security agreement under applicable law.

            Section 8. GOVERNING LAW. THIS SUBSEQUENT TRANSFER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTEREST OF THE PURCHASER IN ANY OF THE SUBSEQUENT TRANSFER ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Section 9. Counterparts. This Subsequent Transfer Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Subsequent Transfer Agreement by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Subsequent Transfer Agreement.

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Subsequent Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   PMC COMMERCIAL TRUST, as Seller

                                   By: ______________________________
                                   Name:
                                   Title:

                                   PMC CONDUIT, L.P., as Purchaser

                                   By: PMC Conduit, LLC,
                                       its General Partner

                                   By: ______________________________
                                   Name:
                                   Title: